UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 16, 2007

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 541-8600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On pages 46 and 47 in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Form 10-K of Enzon Pharmaceuticals, Inc. (“Enzon”) for the fiscal year ended December 31, 2006, filed on March 2, 2007, Enzon disclosed that it had engaged an independent valuation specialist to assist us in our determination of the fair value of the Abelcet asset group and test for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The name of this independent valuation specialist is Duff & Phelps, LLC.
We engaged Duff & Phelps, LLC, an independent valuation firm to assist us in our determination of the fair value of our reporting units, to assist us with our determination of the allocation of our goodwill to our reporting units and to assist us in our estimate of the fair value of the currently marketed product intangibles for Abelcet, Adagen, Oncaspar and DepoCyt. The determination of fair value of the goodwill and intangible assets as well as the performance of the impairment testing was done by the Company and Duff & Phelps, LLC’s valuation reports were used as part of our analysis in reaching our conclusion of value.
A copy of Duff & Phelps’ consent to be named in this Current Report and for such reference to Duff & Phelps in this Current Report to be incorporated by reference into Enzon’s registration statements filed under the Securities Act of 1933, as amended, is attached as Exhibit 99.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Consent of Duff & Phelps, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 16, 2007

By:	/s/ Craig A. Tooman
Craig A. Tooman
Executive Vice President, Finance and Chief Financial Officer